EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

India Globalization Capital, Inc.

We hereby consent to the incorporation by reference to the Registration Statement on Form S-3 of India Globalization Capital, Inc. of our report on the financial statements of India Globalization Capital, Inc. for the fiscal year that ended on March 31, 2017. We also consent to the reference to our Firm under the caption ''Experts'' in such Prospectus.

/s/ Ankit Jain

AJSH & Co. LLP

Delhi, India

October 10, 2018